                                                                     EXHIBIT 4.4
--------------------------------------------------------------------------------



                             KERR-MCGEE CORPORATION



                                       TO



                                 CITIBANK, N.A.,
                                   AS TRUSTEE



                            -----------------------


                          THIRD SUPPLEMENTAL INDENTURE

                             DATED NOVEMBER 1, 1999

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                           DATED AS OF AUGUST 1, 1982




--------------------------------------------------------------------------------

                  THIS THIRD SUPPLEMENTAL INDENTURE, dated November 1, 1999 (hereinafter called the "Supplemental Indenture"), is between KERR-McGEE CORPORATION, a Delaware corporation (hereinafter called the "Company"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture referred to below (hereinafter called the "Trustee").

                                    RECITALS

                  The Company and the Trustee are parties to an Indenture, dated as of August 1, 1982, as amended (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                  The Company has duly authorized the creation of a series of its Securities denominated its "Floating Rate Notes due 2001" (such Securities being referred to herein as the "Notes").

                  The Company has duly authorized the execution and delivery of this Supplemental Indenture in order to provide for the issuance of the Notes.

                  The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Supplemental Indenture.

                  Section 901(f) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to make such provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of any Holders of Securities.

                  The Company has determined that this Supplemental Indenture complies with Section 901(f) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Supplemental Indenture is in form satisfactory to it.

                  The Company has furnished the Trustee with an Officer's Certificate and an Opinion of Counsel complying with the requirements of Section 905 of the Indenture, stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Supplemental Indenture, together with such other documents as may have been required by Section 102 of the Indenture.

                  All things necessary to make this Supplemental Indenture a legal, valid and binding agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                  The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

                  The Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW THEREFORE:

                  It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                  Section I.1.  Definitions.

                  For all purposes of the Indenture and this Supplemental Indenture as they relate to the Notes, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article;

                  (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Global Notes Legend" means the legend set forth under that caption in Exhibit B to this Third Supplemental Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Notes" means all Notes offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and
(b) the issue date with respect to such Notes.

                  "Restricted Notes Legend" means the legend set forth in
Section 2.03.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Notes" means all Notes offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  Section I.2.  Effect of Headings.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section I.3.  Successors and Assigns.

                  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section I.4.  Separability.

                  In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section I.5.  Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provisions shall control.

                  Section I.6.  Benefits of Supplemental Indenture.

                  Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  Section I.7.  Application of Supplemental Indenture.

                  This Supplemental Indenture shall take effect on the date hereof, and shall apply only to the Notes. This Supplemental Indenture shall have no effect on any other Securities, whether originally issued prior to the date hereof or thereafter. If any provision of this Supplemental Indenture is inconsistent with any provision of the Indenture, then, to the extent permitted by the Indenture, the provision in this Supplemental Indenture shall control.

                  Section I.8.  Governing Law.

                  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II
                                    The Notes

                 Section II.1.  Title and Terms.

                 There is hereby created under the Indenture a series of Securities known and designated as the "Floating Rate Notes due 2001" of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $200,000,000 million, except for Notes authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 305, 306, 307, 904 and 1103 of the Indenture.

                  The Notes shall be initially issued in the form of a Global Security and the Depositary for the Notes shall be The Depository Trust Company, New York, New York.

                  The form of Notes attached hereto as Exhibit A is hereby adopted, as a form of Securities of a series that consists of Notes. Certain terms of the Notes are set forth in the form of the Notes.

                  Section II.2.  Form and Dating.

                  Rule 144A Notes shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Regulation S Notes shall be issued initially in the form of one or more Global Securities (collectively, the "Regulation S Global Note"), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend. Beneficially ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note until the expiration of the Restricted Period. The Rule 144A Global Note, and the Regulation S Global Note are each referred to herein as a "Global Note" and are collectively referred to herein as "Global Notes". The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                  Section II.3.  Transfer and Exchange.

                  (a) A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Note to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Cedel.

                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Securities Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Securities Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

                  (b) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (1) to the Company, (2) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (3) so long as the security is eligible for resale pursuant to Rule 144A under the Securities Act, to a person who the seller reasonably believes is a QIB within the meaning of Rule 144A purchasing for its own account or for the account of a QIB to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A or (4) in an offshore transaction in accordance with 904 of Regulation S under the Securities Act. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest substantially in the form provided on the reverse side of the Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

                  (c) Legend.

                  (i) Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY)."

                  (ii) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

                                   ARTICLE III
                                  Miscellaneous

                  Section III.1.  Confirmation of Indenture.

                  The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  Section III.2.  Concerning the Trustee.

                  The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same, except for the recital indicating the Trustee's approval of the form of this Third Supplemental Indenture. The Trustee makes no representation as to the validity of this Third Supplemental Indenture.

                  The Trustee accepts the trust created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Third Supplemental Indenture.

                                ----------------

                  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      KERR-McGEE CORPORATION


                                      By:
                                         ----------------------------------
                                         John C. Linehan
                                         Executive Vice President and
                                         Chief Financial Officer


                                      By:
                                         ----------------------------------
                                         John M. Rauh
                                         Vice President and Treasurer



[CORPORATE SEAL]


Attest:
       ---------------------------
       Name:
       Title:

                                      CITIBANK, N.A.,
                                      as Trustee

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


Attest:
       ---------------------------
       Name:
       Title:

STATE OF OKLAHOMA     )
                      )  SS.:
COUNTY OF OKLAHOMA    )


                  On the 1st day of November, 1999, before me personally came John C. Linehan , to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President and Chief Financial Officer of KERR-McGEE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                         ---------------------------
                                         Notary Public

My Commission Expires:

----------------------


STATE OF OKLAHOMA        )
                         )  SS.:
COUNTY OF OKLAHOMA       )


                  On the 1st day of November, 1999, before me personally came John M. Rauh , to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of KERR-McGEE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                             ---------------------------
                                             Notary Public

My Commission Expires:

----------------------

STATE OF NEW YORK      )
                       )   SS.:
COUNTY OF NEW YORK     )


                  On the ___ day of __________, 1999, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that she/he is the _________ of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                         -----------------------
                                         Notary Public


SEAL

                                                                       EXHIBIT A

                             KERR-McGEE CORPORATION

                     Floating Rate Note due November 1, 2001

                                                                $
Number R-1                                                      CUSIP ________

                  KERR-McGEE CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of One Hundred Fifty Million Dollars on November 1, 2001 and to pay interest thereon from the later of November 1, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2000, at the rates determined quarterly as described on the reverse hereof until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, at the option of the Company, by wire transfer to an account designated by such Person in a bank located in the United States of America.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as of set forth at this place.

                  Unless the certificate of authentication hereon has been executed by manual signature by the Trustee referred to on the reverse hereof, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by the manual or facsimile signatures of its officers thereunto duly authorized.



                                           KERR-McGEE CORPORATION

                                           By:
                                              --------------------------------

                                           Attest:

                                           By:
                                              --------------------------------

                                           [CORPORATE SEAL]


Trustee's Certificate of Authentication

This is one of the series of Debt Securities issued under the within mentioned Indenture.

Date of Authentication:

         CITIBANK, N.A.,
           as Trustee


         By:
            --------------------------------
            Authorized Signatory

                            [Form of Reverse of Note]

                             KERR-McGEE CORPORATION

                    Floating Rate Notes due November 1, 2001

                  This Note is one of a duly authorized issue of notes of the Company designated the Floating Rate Notes due November 1, 2001, of the Company, limited in aggregate principal amount of $200,000,000 (herein called the "Notes"), issued and to be issued under an Indenture dated as of August 1, 1982, between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of May 7, 1996 and the Third Supplemental Indenture dated as of November 1, 1999 (said Indenture, as so supplemented, herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The Notes may be redeemed on any quarterly interest payment date on or after May 1, 2000 at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest thereon to the redemption date.

                  The Notes will bear interest for each interest period at a per annum rate determined by Citibank, N.A., or its successor appointed by the Company, acting as calculation agent. The interest rate will be equal to LIBOR (as defined below) on the second London business day (as defined below) immediately preceding the first day of such interest period (an "interest determination date") plus 0.50%; provided, however, that in certain circumstances described below, the interest rate will be determined in an alternative manner without reference to LIBOR. Promptly upon such determination, the calculation agent will notify the Trustee of the interest rate for the new interest period. Notwithstanding the foregoing, the interest rate for the period from November 1, 1999 to January 31, 2000 shall be 6.7025%.

                  For purposes of this calculation, "London business day" is defined as a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

                  "LIBOR" for any interest determination date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London business day immediately following the interest determination date ("three month deposits") in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 (as defined below), or a successor reporter of such rates selected by the calculation agent and acceptable to The Company at approximately 11:00 a.m., London time, on the interest determination date (the "reported rate").

                  "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  If the following circumstances exist on any interest determination date, the calculation agent shall determine the interest rate for the Notes as follows:

                  (i) In the event the reported rate cannot be determined as of approximately 11:00 a.m. London time on an interest determination date, the calculation agent shall request the principal London offices of each of four major banks in the London interbank market selected by the calculation agent (after consultation with Kerr-McGee) to provide a quotation of the rate (a "rate quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. London time on such interest determination date, that is representative of single transactions at such time ("representative amounts"). If at least two rate quotations are provided, the interest rate will be the arithmetic mean of the rate quotations obtained by the calculation agent, plus 0.50%.

                  (ii) In the event the reported rate cannot be determined and there are fewer than two rate quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such interest determination date, by three major banks in New York City, selected by the calculation agent (after consultation with Kerr-McGee), for loans in representative amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London business day immediately following such interest determination date, plus 0.50%; provided, however, that if fewer than three banks selected by the calculation agent are quoting such rates, the interest rate for the applicable period will be the same as the interest rate in effect for the immediately preceding interest period.

                  Upon the request of the holder of any Note, the calculation agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest period.

                  Interest on the Notes will be calculated on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

                  The Notes are subject to the provisions of the Indenture relating to defeasance of the entire indebtedness represented by the Notes.

                  If any Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Notes are subject to the provisions of the Indenture relating to defeasance of the entire indebtedness represented by the Notes.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company with respect to the Notes and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office of the Company maintained for such purpose in the Borough of Manhattan, the City and State of New York, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes of like aggregate principal amount of such denominations as are authorized for Notes and of a like Stated Maturity and with like terms and conditions will be issued in the name of the designated transferee or transferees.

                  The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for other Notes of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration or transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.

                             ----------------------

                  The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

-------------------------------------------------------------------------------------------------------
TEN COM --        as tenants in common         UNIF GIFT MIN Act --     _______ Custodian _______
TEN ENT --        as tenants by the                                     (Cust)
JT TEN --         entireties                                            (Minor)
                  as joint tenants with                                 under Uniform Gifts to Minors
                  right of survivorship and                             Act
                  not as tenants in common                              ---------------------------
                                                                        (State)
-------------------------------------------------------------------------------------------------------

                Additional abbreviations may also be used though
                              not in the above list

                             ----------------------

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

---------------------------------

---------------------------------


               (Name and Address of Assignee, including zip code,
                         must be printed or typewritten)


the within Note, and all rights thereunder, hereby irrevocably constituting and appointing ______________ Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

         Dated:


     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The initial principal amount of this Global Note is $[      ].
The following increases or decreases in this Global Note have been made:

--------------------------------------------------------------------------------------------------------------------
                                                                                                  Signature of
                          Amount of decrease     Amount of increase     Principal amount of    authorized officer
        Date of           in Principal Amount    in Principal Amount     this Global Note        of signatory of
       Exchange           of this Global Note    of this Global Note      following such        Trustee or Notes
                                                                       decrease or increase         Custodian
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______ principal amount of Notes held in (check applicable space) _____ book-entry or ___ definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      -   to the Company; or

         (2)      -   to the Securities Registrar for the registration in the
                      name of the Holder, without transfer; or

         (3)      -   inside the United States to a "qualified institutional
                      buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      -   outside the United States in an offshore transaction
                      within the meaning of Regulation S under the Securities
                      Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear and Cedel until the expiration of the Restricted Period (as defined in the Indenture); or

         (5)      -   pursuant to another available exemption from registration
                      provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


----------------------------------------------------------- --------------------------------------------------------
                                                            -----------------------------------
                                                            Your Signature
----------------------------------------------------------- --------------------------------------------------------

Signature Guarantee:
----------------------------------------------------------- --------------------------------------------------------

Date:
      ---------------------------                           ----------------------------------
Signature must be guaranteed by a                           Signature of Signature
participant in a recognized signature guaranty medallion    Guarantee
program or other signature guarantor acceptable to the
Trustee
----------------------------------------------------------- --------------------------------------------------------

           ---------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 9133, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided Rule 144A.

Dated:
       ---------------------------          ----------------------------------
                                            NOTICE:   To be executed by an
                                                      executive officer

                                                                       EXHIBIT B


                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR THE TRUSTEE (EACH AS HEREAFTER DEFINED) FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.